MASTER INDEX LICENSE AGREEMENT

This MASTER INDEX LICENSE AGREEMENT (“Agreement”) is entered into as of the Effective Date (as set forth below), by and between S&P Opco, LLC (a subsidiary of S&P Dow Jones Indices LLC), a Delaware limited liability company (“S&P”) whose principal office is located at 55 Water Street, New York, New York 10041; and

LICENSEE NAME:	Mutual of America Capital Manangement LLC	(“Licensee”)

STREET ADDRESS:	320 Park Avenue

CITY, STATE, ZIP CODE:	New York, NY 10022-6839

TYPE OF ENTITY/ PLACE OF FORMATION:	A Limited Liability Company formed under the laws of the State of Delaware

EFFECTIVE DATE:	July 1, 2019

WHEREAS, S&P compiles, calculates, maintains, and owns rights in and to certain indices and/or has obtained a license from certain third party licensors authorizing S&P either to compile, calculate, maintain and/or disseminate certain indices and license the use of such indices to third parties as provided hereunder (each an “Index” and collectively the “Indices”); and

WHEREAS, S&P uses in commerce and has trade name and trademark rights to designations in connection with the Indices and/or S&P has obtained a license from its third party licensors, each of which use in commerce and own trade name and trademark rights to designations in connection with the Indices (such designations referred to herein as the “Marks”) authorizing S&P to use the Marks in the name of the corresponding Index or Indices and to license the Marks to third parties in connection with the Indices; and

WHEREAS, Licensee wishes to license the use of the Indices and the Marks in connection with Licensee’s Products (as defined below and the applicable Order Schedules).

NOW, THEREFORE, in consideration of the mutual promises herein contained, the parties agree as follows:

1.

LICENSE GRANT. Subject to the terms and conditions of this Agreement and the applicable Order Schedule (as defined in Section 2 below), S&P hereby grants to Licensee a non-exclusive, limited and non-transferable license to, throughout the Territory (as set forth in the Order Schedule), (i) use the Indices specified in the applicable Order Schedule as a component of Licensee’s product or products specified in the applicable Order Schedule (“Products”) to be issued, entered into, written, sold and/or purchased by Licensee and (ii) use and refer to the related Marks specified in the applicable Order Schedule in connection with the distribution, marketing, and promotion of the Products and in connection with making such disclosure about the Products as Licensee deems necessary or desirable under any applicable laws, rules, regulations, or provisions of this Agreement, but, in each case, only to the extent necessary to indicate the source of the Index. Licensee shall not use the Marks or any portion thereof (i) in a way that implies S&P’s or its affiliates’ sponsorship, endorsement, promotion or sale of the Products; (ii) in a logo or stylized format in connection with the Products; (iii) as part of or the whole of a company name or trade name; or (iv) in the name of its Products unless expressly permitted by the applicable Order Schedule. Any rights not expressly granted herein are hereby reserved by S&P.

2.	ORDER SCHEDULES.

A.

Neither Licensee nor any of its Affiliates (as defined in Section 2B below) shall have access to or use of any of the Indices and/or Marks unless such entity enters into an Order Schedule as set forth herein. Licensee’s use of an Index and any related Marks in connection with a Product is subject to additional terms and restrictions set forth in the Order Schedule for such Product. When executed by Licensee and S&P, each Order Schedule

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shall constitute a separate agreement and, except for any provisions herein that are specifically excluded or modified in such Order Schedule, shall incorporate therein the terms and conditions of this Agreement. In the event of any conflict between the terms of this Agreement and the terms of any Order Schedule, the terms of the Order Schedule shall prevail with respect to that Order Schedule only. Except as may be specifically provided for in writing by authorized representatives of each party, any modifications contained in any Order Schedule shall not modify this Agreement with respect to any other Order Schedule.

B.

An Affiliate of Licensee may, upon mutual consent of S&P and such Affiliate, enter into Order Schedules under this Agreement, which Order Schedules shall govern such Affiliate’s use of any Indices and/or Marks under this Agreement. For purposes of this Agreement, an “Affiliate” shall mean an entity either directly or indirectly Controlled by, Controlling or under common Control with the entity named as Licensee above. “Control” means an equity voting interest of greater than fifty percent (50%) or the sole power to direct or cause the direction of the management or policies of the entity, whether through the ability to exercise voting power, by contract, or otherwise. Unless otherwise specified in the Order Schedule, Licensee and its Affiliate(s) specified in the Order Schedule shall be jointly and severally liable for such Affiliate’s breaches of the Order Schedule.

3.	TERM AND TERMINATION.

A.

This Agreement shall commence as of the Effective Date and shall continue in effect thereafter for as long as any Order Schedule entered into pursuant to this Agreement remains in effect. Unless otherwise specified in the Order Schedule, (i) the term of each Order Schedule shall commence on the Commencement Date as specified in the applicable Order Schedule and shall continue for the duration of the initial term as specified therein (the “Initial Term”), and (ii) following the Initial Term, each Order Schedule shall automatically renew for successive one (1) year terms (each a “Renewal Term”) (the Initial Term and Renewal Term(s), together the “Term”) unless either party notifies the other in writing of its decision not to extend the term of the applicable Order Schedule at least thirty (30) days prior to the expiration of the Term then in effect.

B.

Either party may terminate any Order Schedule by giving sixty (60) days prior written notice to the other party if the terminating party believes in good faith that material damage or harm is threatened or occurring to its reputation or goodwill by reason of its continued performance thereunder; provided, however, that such termination shall not take effect if the condition threatening or causing such damage or harm is corrected within such notice period.

C.

In the event of any breach of the material terms or conditions of this Agreement or any Order Schedule by either party, the other party may terminate the applicable Order Schedule by giving thirty (30) days prior written notice thereof; provided, however, that such termination shall not take effect if the party in breach cures or corrects the breach within such notice period.

D.

Either party may terminate any or all Order Schedules immediately upon written notice to the other if the other party is adjudicated as bankrupt or if a petition in bankruptcy is filed by or against the other party or if the other party makes an assignment for the benefit of creditors or an arrangement pursuant to any bankruptcy act or insolvency laws.

E.

During the Term of the applicable Order Schedule, S&P shall inform Licensee promptly upon any termination of S&P’s right to license the Indices or Marks of any third party licensor or its affiliates; and in such event the parties shall modify the Order Schedule accordingly and Licensee’s right to such Index or Marks shall terminate without liability to S&P.

F.

S&P shall inform Licensee of any change in any Mark during the Term of any Order Schedule pursuant to which Licensee licenses such changed Mark. In such event, Licensee shall have sixty (60) days from the date of such written notice to change the name of the applicable Product (to the extent such Mark was incorporated in the Product name), update all Product literature, and comply with any other requirements specified by S&P in connection therewith. In the event that Licensee fails to do so within such sixty (60) day period, S&P shall have the right to terminate the applicable Order Schedule.

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G.

S&P shall have the right, in its sole discretion, to cease creation, compilation, and publication of any Index and S&P shall be under no obligation to offer a replacement or substitute index. In such event, S&P shall give Licensee at least ninety (90) days written notice prior to such discontinuance, which notice shall specify whether a replacement or substitute index will be made available. In the event that Licensee desires to use such offered replacement or substitute index under the terms of this Agreement and the applicable Order Schedule, it shall so notify S&P in writing within sixty (60) days after receiving such written notice from S&P. In the event that Licensee does not provide S&P with such written notice within the specified time period or no substitute or replacement index is made available, the applicable Order Schedule shall be terminated as of the date specified in the S&P notice.

H.

Licensee may terminate the applicable Order Schedule upon ninety (90) days prior written notice to S&P if (i) Licensee is informed of the final adoption of any legislation or regulation or the issuance of any interpretation that in Licensee’s reasonable judgment materially impairs Licensee’s ability to market and/or promote the Product; or (ii) any material litigation or regulatory proceeding regarding the Product is threatened or commenced against Licensee.

I.

S&P may terminate the applicable Order Schedule upon ninety (90) days (or upon such lesser period of time if required pursuant to a court order) prior written notice to Licensee if (i) S&P is informed of the final adoption of any legislation or regulation or the issuance of any interpretation that in S&P’s reasonable judgment materially impairs S&P’s ability to license and provide the Index and/or the Marks under this Agreement and the applicable Order Schedule in connection with a Product; or (ii) any litigation or proceeding is threatened or commenced and S&P reasonably believes that such litigation or proceeding would have a material and adverse effect upon the Index and/or Marks or upon the ability of S&P to perform under this Agreement or the applicable Order Schedule.

J.

In the event of termination of any Order Schedule(s) under this Agreement, fees payable to S&P thereunder shall be computed based on the number of days remaining in the then-current Term, up to and including the date of expiration of such Term; except in the event Licensee terminates pursuant to Section 3(C) or S&P terminates pursuant to Sections 3(E), 3(F) and/or 3(G) hereunder, in which case, applicable fees payable to S&P shall be computed by prorating the amount of the applicable fees on the basis of the number of elapsed days in the current Term up to and including the effective date of such termination. The foregoing is in addition to any and all rights S&P may have under this Agreement, in law or in equity.

K.

Upon termination of any Order Schedule(s) by either party, Licensee shall cease all use of the Index and the Marks affected thereby and Licensee shall not issue any additional Products that use or refer to the affected Index and/or Marks. At S&P’s request, Licensee shall certify to S&P in writing that Licensee has fully complied with this requirement.

L.	Upon termination of all the Order Schedules, this Agreement shall automatically terminate.

4.	FEES/PAYMENTS.

A.

As consideration for the license granted by S&P under this Agreement, Licensee shall pay the fees as set forth in the applicable Order Schedule commencing on the Commencement Date (unless otherwise set forth therein). All fees due to S&P hereunder are exclusive of any taxes or delivery costs, which shall be the responsibility of Licensee. Such fees shall be due and payable by Licensee to S&P regardless of whether Licensee exercises the license described in Section 1 of this Agreement.

B.

Licensee shall at all times during the term of this Agreement and for as long as any Products are outstanding, maintain full and accurate records (including applicable data in electronic format) with respect to usage of the Indices and Marks for the most recent thirty-six (36) months. During the term of this Agreement and for a two

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(2) year period after termination of the applicable Order Schedule or any Product described therein, S&P shall have the right, during normal business hours and upon reasonable notice to Licensee, to (i) audit and review relevant portions of those records and (ii) audit the manner of usage of the Indices and Marks by Licensee, in each case to confirm that usage has been accurately determined and restrictions on use have been observed. S&P’s failure to conduct an audit pursuant to this Section 4B shall not relieve Licensee from its responsibilities to comply fully with the terms and conditions of this Agreement and all Order Schedules. Licensee agrees to permit S&P or its representatives to periodically inspect, at Licensee’s location(s) and during reasonable hours and at reasonable intervals, any network or platform on or by which any portion of the Indices or Marks are accessed for purposes of establishing compliance with the terms of this Agreement and all Order Schedules. S&P agrees to keep, and shall require its auditors to keep confidential, and not to use or disseminate, any information obtained in connection with the audit or review pursuant to this Section 4B. The costs of such audit shall be borne by S&P unless such audit reveals an underpayment by Licensee of five percent (5%) or more; in such case, Licensee shall reimburse S&P for its costs and expenses in conducting such audit.

C.

If any fees paid to S&P hereunder are subject to withholding taxes by a country other than the country of tax residence of S&P (“Home Country”), Licensee shall provide to S&P an original receipt from the tax authorities of such foreign country evidencing the amount of tax withheld. Such receipt shall be furnished at the time such fee is paid to S&P or as soon thereafter as is practicable. If S&P is denied a foreign tax credit due to the failure of Licensee to provide satisfactory evidence of the amount withheld, Licensee shall pay to S&P an amount sufficient to compensate, on an after tax basis, for the credit denied. If a tax treaty exists between the Home Country and the foreign country that is subjecting the fees to withholding taxes, S&P hereby elects to apply the withholding rate applicable under such tax treaty. If Licensee requires a special certificate from S&P to make the election, the certificate must be provided to S&P at the time of execution of this Agreement or the applicable Order Schedule.

5.	S&P’S OBLIGATIONS.

A.

S&P shall not and is in no way obliged to engage in any marketing or promotional activities in connection with the Product or in making any representation or statement to investors or prospective investors in connection with the Product.

B.

S&P agrees to provide reasonable support for Licensee’s development and educational efforts with respect to the Product as follows: (i) S&P shall provide Licensee, upon request, but subject to any agreements of confidentiality with respect thereto, copies of the results of any marketing research conducted by or on behalf of S&P with respect to the Index; and (ii) S&P shall respond in a timely fashion to any reasonable requests for information by Licensee regarding the Index, but subject to any agreements of confidentiality with respect thereto.

6.

REVIEW OF INFORMATIONAL MATERIALS. Licensee shall use its best efforts to protect the goodwill and reputation of S&P and of the Marks in connection with its use of the Index and the Marks under this Agreement and any Order Schedule. Licensee shall submit to S&P for its review and approval all informational materials pertaining to and to be used in connection with the Product, including, where applicable, all prospectuses, registration statements, and any other documents required to be filed with governmental or regulatory agencies, application forms, contracts, videos, internet sites, electronic commerce, advertisements, brochures, and promotions, and any other similar informational materials (in any form or media) that in any way use or refer to S&P, any Index, and/or any Marks (the “Informational Materials”). S&P’s approval shall be required with respect to the use of and description of S&P, any Index or any Marks and shall not be unreasonably withheld or delayed by S&P. Specifically, S&P shall notify Licensee of its approval or disapproval of any Informational Materials within the time frame specified in the applicable Order Schedule following receipt thereof from Licensee. Any disapproval shall indicate S&P’s reasons therefor. Any failure by S&P to respond within such time frame specified in the applicable Order Schedule shall be deemed to constitute a waiver of S&P’s right to review such Informational Materials. Informational Materials shall be addressed to S&P as set forth in the applicable Order Schedule. Once Informational Materials have been approved by S&P, subsequent Informational Materials which do not materially alter the use or description of S&P, the Index, or the Marks need not be submitted for review and approval by S&P. Any changes in the notice set forth in Section 7A or the disclaimers and limitations set forth in Section 9B

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must be approved in advance in writing by an authorized officer of S&P. Once a change in notice or the disclaimers and limitations has been approved by S&P, it does not need to be resubmitted for approval to the extent it is subsequently used in substantially the same manner.

7.	PROTECTION OF VALUE OF LICENSE.

A.

Licensee shall use the following notice when referring to any Index or any Mark in any Informational Materials, which are five (5) or fewer pages in length or 250 or fewer words, unless and except (i) such Informational Materials are required by a governmental or regulatory agency or (ii) such Informational Materials also contains a disclaimer by any other third party licensor, in which case Licensee shall use the disclaimers and limitations set forth in Section 9B:

“The “[Index]” is a product of S&P Dow Jones Indices LLC or its affiliates (“SPDJI”) and [Third Party Licensor], and has been licensed for use by [Licensee]. Standard & Poor’s® and S&P® are registered trademarks of Standard & Poor’s Financial Services LLC (“S&P”); Dow Jones® is a registered trademark of Dow Jones Trademark Holdings LLC (“Dow Jones”); and these trademarks have been licensed for use by SPDJI and sublicensed for certain purposes by [Licensee]. [Third Party Licensor’s Trademark(s)] are trademarks of the [Third Party Licensor] and have been licensed for use by SPDJI and [Licensee]. [Licensee Product] is not sponsored, endorsed, sold or promoted by SPDJI, Dow Jones, S&P, their respective affiliates, or [Third Party Licensor] and none of such parties make any representation regarding the advisability of investing in such product(s) nor do they have any liability for any errors, omissions, or interruptions of the [Index].”

Licensee may use other language as may be approved in advance by S&P in accordance with Section 6, it being understood that such notice need only refer to the specific Marks listed on the applicable Order Schedules and referred to in the Informational Materials.

B.

Licensee shall cooperate with S&P in the maintenance of rights and registrations in the Marks and shall take such actions and execute such instruments as S&P may from time to time reasonably request. Licensee shall honor all reasonable requests by S&P, other than a request to engage as a party in litigation, to perfect and protect, at S&P’s expense, any of S&P’s, its affiliates or any third party licensor’s rights in the Indices and Marks, including but not limited to, rights in copyright and/or trademark. Licensee shall promptly notify S&P of any action by any third party known or suspected by Licensee to constitute an infringement of S&P’s or any third party licensor’s proprietary rights in the Indices and Marks and shall cooperate with S&P in protecting such rights as provided hereunder.

C.

Licensee shall not encourage, enable, or participate in the unauthorized use of any Index or Mark, nor knowingly develop or market any Product with the intention that such Product shall be used unlawfully to violate the terms of this Agreement. Licensee shall keep the Marks separate and distinct and not alter, modify, or commingle the Marks or any part or parts thereof with Licensee’s or any third party’s marks without the prior written approval of S&P.

8.	PROPRIETARY RIGHTS.

A.

Licensee acknowledges that each Index is selected, coordinated, arranged, and prepared by S&P and/or its third party licensors through the application of methods and standards of judgment used and developed through the expenditure of considerable work, time, and money by S&P and such third party licensors, and Licensee acknowledges that it has no proprietary interest therein. Licensee also acknowledges that the Indices and the Marks and are the exclusive property of S&P, its affiliates and/or any third party licensors, that S&P, its affiliates and/or its third party licensors have and retain all proprietary rights therein (including but not limited to copyrights) and that the Indices and their compilation and composition and changes therein are in the control and discretion of S&P and/or its third party licensors.

B.

Licensee acknowledges that S&P, its affiliates or its third party licensors, is the owner of all right, title and interest in and to the Marks and the goodwill appurtenant thereto. Licensee shall not use or authorize any other

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party to use the Marks or any confusingly similar designation, trademark, service mark, or trade name anywhere in the world for any purposes whatsoever other than as permitted in this Agreement. Licensee shall not contest S&P’s, its affiliates’ or its third party licensors’ ownership of the Marks. Licensee shall not (i) assert any claim of ownership of, or any claim to, any goodwill or reputation associated with the Marks by reason of Licensee’s licensed use thereof hereunder; (ii) assert any claim that there has been any abrogation or diminution of the value of the Marks resulting from the transactions contemplated by this Agreement; or (iii) register or seek to register any of the Marks. Any and all uses of the Marks will inure to the benefit of S&P, its affiliates or its third party licensors, as applicable.

9.	REPRESENTATIONS; DISCLAIMERS; LIMITATION OF LIABILITY.

A.

S&P represents and warrants that S&P has the right to grant the rights granted to Licensee herein and that, subject to the terms and conditions of this Agreement and the applicable Order Schedule, the licenses granted herein shall not infringe any trademark, copyright, or other proprietary right of any third party; provided, however, that with respect to any third party Indices and third party Marks, S&P represents and warrants only that it has obtained the right from its third party licensors to license the use of such third party Indices and third party Marks pursuant to this Agreement.

B.

Licensee expressly agrees to be bound itself by and furthermore to include all of the following disclaimer and limitation of liability language in the Informational Materials relating to the Products in accordance with Section 6:

“The “[Index]” is a product of S&P Dow Jones Indices LLC or its affiliates (“SPDJI”) and [Third Party Licensor], and has been licensed for use by [Licensee]. Standard & Poor’s® and S&P® are registered trademarks of Standard & Poor’s Financial Services LLC (“S&P”) and Dow Jones® is a registered trademark of Dow Jones Trademark Holdings LLC (“Dow Jones”). [Third Party Licensor’s Trademark] is a trademark of [Third Party Licensor]. The trademarks have been licensed to SPDJI and have been sublicensed for use for certain purposes by [Licensee]. [Licensee Product] is not sponsored, endorsed, sold or promoted by SPDJI, Dow Jones, S&P, any of their respective affiliates (collectively, “S&P Dow Jones Indices”) or [Third Party Licensor]. Neither S&P Dow Jones Indices nor [Third Party Licensor] make any representation or warranty, express or implied, to the owners of the [Licensee Product] or any member of the public regarding the advisability of investing in securities generally or in [Licensee Product] particularly or the ability of the [Index] to track general market performance. S&P Dow Jones Indices [and [Third Party Licensor]] only relationship to [Licensee] with respect to the [Index] is the licensing of the Index and certain trademarks, service marks and/or trade names of S&P Dow Jones Indices and/or its licensors. The [Index] is determined, composed and calculated by S&P Dow Jones Indices or [Third Party Licensor] without regard to [Licensee] or the [Licensee Product]. S&P Dow Jones Indices and [Third Party Licensor] have no obligation to take the needs of [Licensee] or the owners of [Licensee Product] into consideration in determining, composing or calculating the [Index]. Neither S&P Dow Jones Indices nor [Third Party Licensor] are responsible for and have not participated in the determination of the prices, and amount of [Licensee Product] or the timing of the issuance or sale of [Licensee Product] or in the determination or calculation of the equation by which [Licensee Product] is to be converted into cash, surrendered or redeemed, as the case may be. S&P Dow Jones Indices and [Third Party Licensor] have no obligation or liability in connection with the administration, marketing or trading of [Licensee Product]. There is no assurance that investment products based on the [Index] will accurately track index performance or provide positive investment returns. S&P Dow Jones Indices LLC is not an investment advisor. Inclusion of a security within an index is not a recommendation by S&P Dow Jones Indices to buy, sell, or hold such security, nor is it considered to be investment advice.

NEITHER S&P DOW JONES INDICES NOR [THIRD PARTY LICENSOR] GUARANTEES THE ADEQUACY, ACCURACY, TIMELINESS AND/OR THE COMPLETENESS OF THE [INDEX] OR ANY DATA RELATED THERETO OR ANY COMMUNICATION, INCLUDING BUT NOT LIMITED TO, ORAL OR WRITTEN COMMUNICATION (INCLUDING ELECTRONIC COMMUNICATIONS) WITH RESPECT THERETO. S&P DOW JONES INDICES AND [THIRD PARTY LICENSOR] SHALL NOT BE SUBJECT TO ANY DAMAGES OR LIABILITY FOR ANY ERRORS, OMISSIONS, OR DELAYS THEREIN. S&P DOW JONES INDICES AND [THIRD PARTY LICENSOR] MAKES NO EXPRESS OR IMPLIED WARRANTIES, AND EXPRESSLY DISCLAIMS ALL WARRANTIES, OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE OR USE OR AS TO RESULTS TO BE OBTAINED BY [LICENSEE], OWNERS OF THE [LICENSEE PRODUCT], OR ANY OTHER PERSON OR ENTITY FROM THE USE OF THE [INDEX] OR WITH RESPECT

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TO ANY DATA RELATED THERETO. WITHOUT LIMITING ANY OF THE FOREGOING, IN NO EVENT WHATSOEVER SHALL S&P DOW JONES INDICES OR [THIRD PARTY LICENSOR] BE LIABLE FOR ANY INDIRECT, SPECIAL, INCIDENTAL, PUNITIVE, OR CONSEQUENTIAL DAMAGES INCLUDING BUT NOT LIMITED TO, LOSS OF PROFITS, TRADING LOSSES, LOST TIME OR GOODWILL, EVEN IF THEY HAVE BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGES, WHETHER IN CONTRACT, TORT, STRICT LIABILITY, OR OTHERWISE. THERE ARE NO THIRD PARTY BENEFICIARIES OF ANY AGREEMENTS OR ARRANGEMENTS BETWEEN S&P DOW JONES INDICES AND [LICENSEE], OTHER THAN THE LICENSORS OF S&P DOW JONES INDICES.”

Licensee may use other language as may be approved in advance by S&P in accordance with Section 6. Licensee shall use the foregoing disclaimers and limitations when referring to any Index or any Mark (as set forth in the applicable Order Schedule) in any Informational Materials which are greater five (5) pages in length or greater 250 words and any Informational Materials which are required by any applicable governmental or regulatory agencies, such as prospectuses and disclosure documents or when such Informational Materials also contains a disclaimer by any other third party licensor.

C.

Each party represents and warrants to the other that it has the corporate authority to enter into this Agreement and Order Schedule according to their terms and that its entry into this Agreement is lawful and does not violate any other agreement to which it is a party.

D.

Licensee represents and warrants to S&P that the Products shall (i) at all times comply with the description in the applicable Order Schedule and shall not violate any of the restrictions set forth therein; and (ii) not violate any applicable law, including but not limited to banking, commodities and securities laws.

E.

S&P shall not be liable (except as expressly provided in Section 10(B) below) for any claims against Licensee by third parties. Without diminishing the disclaimers and limitations set forth in Section 9(B), in no event shall the maximum cumulative liability of S&P, its affiliates, and their third party licensors in connection with the Indices or Marks and/or this Agreement or any Order Schedule, regardless of the form of action, whether in contract, tort, strict liability or otherwise, exceed the fees paid by Licensee to S&P under the applicable Order Schedule for the Product in question in the month such liability is alleged to have arisen.

F.	No action, regardless of form, arising from or pertaining to the Indices or Marks, may be brought by Licensee more than one (1) year after such action has accrued.

G.	Use of any marks by Licensee in connection with its Product (including in the name of such Product) which are not the Marks is at Licensee’s sole risk.

10.	INDEMNIFICATION.

A.

Licensee, at its sole cost and expense, shall defend, indemnify, and hold S&P, its affiliates and their officers, directors, employees and agents harmless from and against all losses, damages, liabilities, costs, judgments, charges, and expenses, including reasonable attorneys’ fees that arises out of or relates to: (i) a breach by Licensee or its Affiliates of this Agreement and/or any Order Schedule, except insofar as it relates to a breach by S&P of its representations or warranties, agreements or covenants under this Agreement or any Order Schedule or (ii) the Products.

B.

S&P, at its sole cost and expense, shall defend, indemnify and hold Licensee and its officers, directors, employees and agents harmless from and against all losses, damages, liabilities, costs, judgments, charges and expenses, including reasonable attorneys’ fees, directly incurred by Licensee relating to any breach by S&P of its representations or warranties under Section 9 of this Agreement.

C.

The indemnification obligations contained in this Section 10 shall be subject to the party requesting indemnification (i) promptly notifying the other party of any claim or litigation that is subject to such indemnification obligation and (ii) permitting the indemnifying party, at its election, to control the defense and/or (with the prior written consent of the indemnified party) settlement of any such claim or litigation. The party

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requesting indemnification shall have the right, at its own expense, to participate in the defense of any such claim or litigation through counsel of its own choosing, and shall in any event cooperate reasonably with the indemnifying party in the defense of such claim or litigation. The indemnifying party, in the defense of any such claim, action or proceeding except with the written consent of the indemnified party, shall not consent to entry of any judgment or enter into any settlement which either (a) does not include, as an unconditional term, the grant by the claimant to the indemnified party of a release of all liabilities in respect of such claims or (b) otherwise adversely affects the rights of the indemnified party.

11.

SUSPENSION OF PERFORMANCE. Except for Licensee’s payment obligations, neither party shall be responsible or liable for any losses arising out of any delay in or interruption of the performance of its obligations under this Agreement and each Order Schedule due to any act of God, act of governmental authority, act of the public enemy or due to war or terrorism, the outbreak or escalation of hostilities, riot, fire, flood, civil commotion, insurrection, labor difficulty (including, without limitation, any strike, or other work stoppage or slow down), severe or adverse weather conditions, communications line failure, or other similar cause beyond the reasonable control of the party so affected at the time such causes arise.

12.	GENERAL.

A.

Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of New York, U.S.A., without giving effect to its rules of conflict of laws. Licensee agrees to the exclusive jurisdiction of the state and federal courts sitting in New York, New York, U.S.A. for the resolution of any disputes arising from or related to this Agreement.

B.

Assignment. This Agreement, including any Order Schedule, shall not be assigned or transferred by Licensee without the prior written consent of S&P, and any attempt to so assign or transfer this Agreement without such consent shall be null and void and constitute a material default hereunder. In addition to and notwithstanding the foregoing, if the ownership of Licensee at any time shall pass out of the majority control of its then current owners by sale of stock or assets, merger or otherwise, Licensee shall give S&P written notice not fewer than thirty (30) days prior to the effective date of any change of control. S&P shall have the right to terminate any or all Order Schedules by providing written notice to Licensee within thirty (30) days following receipt of such notice of change of control. If S&P does not elect to terminate any or all Order Schedules, the new owners of Licensee shall assume all of Licensee’s obligations under this Agreement and the applicable Order Schedule(s) and shall be responsible for adhering to all of the terms and conditions thereof.

C.

Confidential Information. The parties understand and agree that in the performance of this Agreement each party may have access to Confidential Information of the other party. For purposes of this Agreement, “Confidential Information” shall mean information or data (i) that is labeled or identified clearly as confidential by the disclosing party; or (ii) in respect of which the receiving party has received from the disclosing party specific written notice of its proprietary and confidential nature, either prior to or concurrently with the disclosure. Neither party shall disclose, directly or indirectly, in whole or in part, to any third person, firm or corporation, any Confidential Information which it receives from the other party, except that any such information may be disclosed to a party’s employees, agents or advisors (i) to the extent that party reasonably determines such disclosure to be necessary for the performance of such party’s obligation hereunder; and (ii) provided that the receiving party is under the same obligations of confidentiality as are set out in this Section 12(C). Neither party shall use the Confidential Information for its own benefit, or copy or reproduce the Confidential Information, except as reasonably determined is necessary to perform its obligations under this Agreement or any Order Schedule. Each party shall use the same degree of care in safeguarding the Confidential Information as it uses for its own confidential and proprietary information, but not less than a reasonable degree of care. Notwithstanding, information and data disclosed shall not be deemed to be Confidential Information, and the receiving party shall have no obligation to treat such information and data as Confidential Information, if such information and data: (i) was substantially known by the receiving party at the time of such disclosure; (ii) was known to the public at the time of such disclosure; (iii) becomes known to the public (other than by act of the receiving party) subsequent to such disclosure; (iv) is disclosed lawfully to the receiving party by a third party subsequent to the disclosure; (v) is developed independently by the receiving party without reference to the Confidential

USL9-004(I-MasterIndexLicenseAgreement)Rev0113	Page 8 of 10

Master Index License Agreement

Information; (vi) is approved in writing by the disclosing party for disclosure; or (vii) is required by law to be disclosed by the receiving party, provided prior written notice of such required disclosure is given to the disclosing party. Upon request by the disclosing party or upon termination of this Agreement (or the applicable Order Schedule), the receiving party shall return to the disclosing party all copies of the Confidential Information or other materials incorporating Confidential Information in the possession of its employees, agents or advisors or, if so instructed by the disclosing party, the receiving party shall destroy all such copies, except that the parties shall be permitted to retain copies of the Confidential Information solely for the purposes of complying with regulatory and corporate record keeping requirements.

D.

Entire Agreement. This Agreement and each Order Schedule constitutes the entire agreement of the parties hereto with respect to its subject matter and may be amended or modified only by a writing signed by duly authorized officers of both parties. This Agreement and each Order Schedule supersede all previous agreements between the parties with respect to its subject matter. There are no oral or written collateral representations, agreements or understandings except as provided herein.

E.	Headings. Headings used in this Agreement are for reference purposes only and shall not be deemed a part of this Agreement.

F.

Waiver. The failure of a party to insist upon strict compliance with any term or provision of this Agreement and Order Schedule on any occasion shall not be construed as a waiver with regard to any subsequent failure to comply with such term or provision. No provision of this Agreement or any Order Schedule shall be waived except by a written instrument signed by the party charged with the waiver.

G.

Severability. If any part of this Agreement or any Order Schedule is held by a court of competent jurisdiction to be invalid or unenforceable, that part will be enforced to the maximum extent permitted by law, and the remainder of this Agreement including the applicable Order Schedule will remain fully in force.

H.

Third Party Beneficiaries. Licensee agrees that any affiliate of S&P and any third-party licensor of any portion of the Indices or Marks may enforce its rights against Licensee as an intended third party beneficiary of this Agreement and applicable Order Schedule, even though such entity is not a party to this Agreement and such Order Schedule.

I.

Effect of Breach. No breach, default or threatened breach of this Agreement and any Order Schedule by either party shall relieve the other party of its obligations or liabilities under this Agreement and such Order Schedule with respect to the protection of the property or proprietary nature of any property which is the subject of this Agreement and Order Schedule.

J.

Notice. Except as set forth in Section 6 hereof with respect to Informational Materials, all notices and other communications under this Agreement and each Order Schedule shall be in writing and shall be deemed to have been duly delivered, as of the date received, if delivered by hand, or sent postage prepaid by registered mail or certified mail return receipt requested, with acknowledgment by the receiving party, to the below address or such other address as either party shall specify in a written notice to the other.

If to S&P:	S&P contact as indicated on each Order Schedule, with a copy to:

Standard & Poor’s Financial Services LLC

55 Water Street, 43rd Floor

New York, New York 10041

Attention: Global Licensing & Contracts

And,

S&P Opco, LLC

C/o S&P Dow Jones Indices LLC

55 Water Street, 44th Floor

USL9-004(I-MasterIndexLicenseAgreement)Rev0113	Page 9 of 10

Master Index License Agreement

If to Licensee:	New York, New York 10041 Attention: Legal Department Licensee contact as indicated on each Order Schedule.

K.	Survival. Sections 3(J), 3(K), 4, 8, 9, 10 and 12 shall survive any termination of this Agreement or any Order Schedule.

L.

Electronic Agreement. Subject to the Opt Out provision in this Agreement, the parties agree that the electronic copy of this Agreement retained by S&P constitutes the “original”, complete and exclusive statement of this Agreement, and that no paper copy of this Agreement (including any paper copy retained by Licensee may be claimed to be the document memorializing this Agreement.

M.

Electronic Agreement “Opt Out”. ☐Check here if any party executing this Agreement does not consent to the electronic copy of this Agreement serving as the “original” pursuant to Section 12(L) above and requires that the original Agreement is maintained in paper form.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the Effective Date.

Mutual of America Capital Management LLC		S&P Opco, LLC

Signature:	/s/ Joseph Gaffoglio	Signature:	/s/ Jamie Farmer

Name:	Joseph Gaffoglio	Name:	Jamie Farmer
(Please print)

Title:	Chief Operating Officer	Title:	Chief Commercial Officer
(Please print)

Email:	joseph.gaffoglio@mutualofamerica.com	Date:	4/23/2020
	(Please print)		(Please print)

Date:	4/23/2020
(Please print)

USL9-004(I-MasterIndexLicenseAgreement)Rev0113	Page 10 of 10

ORDER SCHEDULE NUMBER 1

INDEX IP (INSURANCE)

This Order Schedule 1 (“Order Schedule”) entered into as of the Commencement Date set forth below by and between S&P (as set forth herein) and Licensee (as set forth below), is issued pursuant to, and incorporates herein, the Master Index License Agreement by and between Mutual of America Capital Management LLC and S&P Opco, LLC (a subsidiary of S&P Dow Jones Indices LLC), a Delaware limited liability company (“S&P”), dated as of the Effective Date set forth below (“Agreement”). Terms used herein and not otherwise defined have the meanings ascribed to them in the Agreement.

Licensee:

Mutual of America Capital Management LLC on behalf of itself and its Affiliates (“Affiliates” as defined in Section 2B of the Agreement and listed on Exhibit E attached hereto and made a part hereof, hereinafter referred to together as “Licensee”)

Effective Date of the Agreement:	July 1, 2019	S&P Contract No. of the Agreement:

S&P Client Coverage Representative:	Skylar Roehl	S&P Account No.:

1.	Commencement Date:	January 1, 2020

2.	Billing Commencement Date (if different from Commencement Date):

3.	Term (§3A of the Agreement):

(a)	Initial Term (from Commencement Date):	One (1) Year

(b)	Renewal Term (if not one (1) year):

4.	Index/Indices:	See description of the Index/Indices on the attached Exhibit A.

5.	Mark(s):	See description of the Mark(s) on the attached Exhibit A.

6.	Product(s):	See description of the Product(s) on the attached Exhibit B.

7.	Territory (list country/region/global):	United States

8.	Use and Restrictions on Use:	See Use and Restrictions on Use on the attached Exhibit C.

9.	License Fees:	See License Fees on the attached Exhibit D.

10.	Informational Materials (pursuant to §6 of the Agreement):	S&P Dow Jones Indices, LLC

55 Water Street, 44th Floor

New York, NY 10041

Contract No. 00961399.0 Mutual of America_IndexIP_OS1_Insurance_20200423_CLN_DTR	Page 1 of 10

Order Schedule (Index IP – Insurance)

Attn: Skylar Roehl

	Fax (if less than 20 pages and legible after transmission):	212-438-3522

	Email (if less than 5 mb in attachment size):	skylar.roehl@spglobal.com

Where Informational Materials are not in the English language, Licensee shall also submit an accurate English translation of the same at time of submission. Where S&P’s approval pursuant to this Section 10 and Section 6 of the Agreement is with respect to the English translation provided by Licensee, Licensee shall make accurate corresponding changes to versions in other languages. Licensee shall submit to S&P the final version of the approved Informational Material in hard copy within ten (10) days following printing.

	Time frame for S&P response:	Forty-eight (48) hours (excluding Saturday, Sunday and New York Stock Exchange Holidays, and calendar holidays of the Trans-European Automated Real-Time Gross Settlement Express Transfer (TARGET)).

11.	Notices (in addition to §12(J) of the Agreement):

	Notice to Licensee:	Notice to S&P:

	Mutual of America Capital Management LLC	S&P Opco, LLC

	320 Park Avenue	c/o S&P Dow Jones Indices LLC

	New York, NY 10022-6839	55 Water Street, 44th Floor

New York, New York 10041

	Attention: Joseph Gaffoglio	Attention: Alan Grissom, Managing Director

12.	Electronic Agreement	Subject to the Opt Out provision in this Order Schedule, the parties agree that this Order Schedule may be executed and delivered in counterparts (including by electronic transmission), and that the electronic copy of this Order Schedule retained by S&P constitutes the “original”, complete and exclusive statement of this Order Schedule.

13.	Electronic Agreement “Opt Out”:	☐ Check here if a party executing this Order Schedule does not consent to the electronic copy of this Order Schedule serving as the “original” pursuant to Section 12 above and requires that the original Order Schedule be maintained in paper form. This section shall survive termination of the Order Schedule.

US9OS-014(I-IndexIP(Insurance)OS)Rev102016	Page 2 of 10

Order Schedule (Index IP – Insurance)

This Order Schedule, including the accompanying Exhibits, supersedes all previous Order Schedules between the parties with respect to its subject matter including, without limitation, (1) the License Agreement dated July 11, 2003 between S&P Opco, LLC (as successor in interest by assignment to Standard & Poor’s, a division of The McGraw-Hill Companies, Inc.) and Mutual of American Capital Management Corporation (S&P internal contract #00020486.0/MUT-30469) and (2) the License Agreement dated July 11, 2003 between S&P Opco, LLC (as successor in interest by assignment to Standard & Poor’s, a division of The McGraw-Hill Companies, Inc.) and Mutual of American Capital Management Corporation (S&P internal contract #00020487.0/MUT-30470). Each of the undersigned acknowledges that he/she is authorized to execute this Order Schedule on behalf of Licensee and S&P, respectively. The signatures below are evidence of each party’s agreement to be bound by the terms and conditions of this Order Schedule and the Agreement, the terms and conditions of which are incorporated herein by reference as if set forth at length. Where Licensee is not a party to the Agreement, Licensee expressly acknowledges and agrees that, by entering into this Order Schedule, it shall be bound by and shall comply in all respects with the terms and conditions contained in the Agreement. In the event of any conflict between the terms of the Agreement and the terms of this Order Schedule, the terms of this Order Schedule shall prevail with respect to such conflicting terms.

MUTUAL OF AMERICA CAPITAL MANAGEMENT LLC		S&P OPCO, LLC

Signature:	/s/ Joseph Gaffoglio	Signature:	/s/ Jamie Farmer

Name:	Joseph Gaffoglio	Name:	Jamie Farmer
(Please print)

Title:	Chief Operating Officer	Title:	Chief Commercial Officer
(Please print)

Email:	joseph.gaffoglio@mutualofamerica.com	Date:	4/23/2020
	(Please print)		(Please print)

Date:	4/23/2020
(Please print)

US9OS-014(I-IndexIP(Insurance)OS)Rev102016	Page 3 of 10

Order Schedule (Index IP – Insurance)

EXHIBIT A

INDICES

MARKS

Unless expressly stated below, no license is granted to any sub-index including any GICS® level sub-indices such as sector, industry group, industry, or sub-industry indices.

Indices:

S&P 500 Index

S&P MidCap 400 Index

S&P SmallCap 600 Index

Marks:

S&P®

S&P 500®

S&P MidCap 400®

S&P SmallCap 600®

Third Party Licensor Trademarks (and respective Third Party Licensor(s)):

Standard & Poor’s Financial Services LLC

US9OS-014(I-IndexIP(Insurance)OS)Rev102016	Page 4 of 10

Order Schedule (Index IP – Insurance)

EXHIBIT C

USE AND RESTRICTIONS ON USE

1.        Sub-Advisory Services. Licensee shall not use the Index or Marks to perform any sub-advisory services for any third party under this Order Schedule without S&P’s prior written consent. If S&P provides such consent, then Licensee shall provide S&P with a list of such third parties along with any usage reports as required under Exhibit D attached hereto.

2.        Index Data. Licensee agrees and acknowledges that the provision of Index related data (e.g. index levels, index constituents, constituent weights, etc.) to Licensee will be contracted under and governed by the relevant S&P data license agreement (the “MSA”), which is separate from this Agreement and Order Schedule, and separate fees may be payable by Licensee to S&P or its affiliates under the MSA. S&P distributes Index data directly to its clients via FTP and via third party vendors. Certain third party vendors charge S&P to distribute Index data on their platform. Licensee acknowledges and agrees that such charges may be passed through to Licensee if S&P distributes Index data via such vendor at Licensee’s direction. Any such charges as of the Commencement Date are set forth in Exhibit D.

3.        Post-Termination Use of Printed Materials. Upon termination of this Order Schedule pursuant to Section 3A of Agreement and provided S&P’s agreement(s) with the applicable third party licensor(s) permits, Licensee may continue to utilize any previously printed Informational Materials which contain the Marks for a period of ninety (90) days following such termination. This paragraph shall survive termination of this Order Schedule.

4.        Affiliates. Licensee accepts the terms and conditions of this Agreement on behalf of all Affiliates listed on Exhibit E hereto and accepts full responsibility for performance by such Affiliate of obligations under this Agreement. Licensee shall cause each Affiliate exercising rights under this Agreement to comply with the terms and conditions of this Agreement. To be clear, any Product issued by an Affiliate hereunder shall be separately identified and reported pursuant to the terms of the Agreement and this Order Schedule.

US9OS-014(I-IndexIP(Insurance)OS)Rev102016	Page 5 of 10

Order Schedule (Index IP – Insurance)

EXHIBIT B

DESCRIPTION OF THE LICENSEE PRODUCT(S)

The authorized Products are limited to the four (4) Products listed below to be issued by Licensee or its Affiliates as more particularly set forth below.

Any other products issued by Licensee and/or its Affiliates based on the Indices other than the Products listed below shall be subject to the entry of a separate Order Schedule between S&P and Licensee and/or its Affiliates.

Product 1:

Mutual of America Equity Index Fund and Portfolio

•

A portfolio of an investment company registered under the Investment Company Act of 1940 whose investment objective is to invest primarily in the 500 common stocks included in the S&P 500® Index to replicate, to the extent practicable, the weightings of such stocks in the S&P 500® Index. Product 1 may be offered by the Licensee Affiliates listed below for the specific purposes identified therein.

Product 2:

Mutual of America All America Fund and Portfolio

•

A portfolio of an investment company registered under the Investment Company Act of 1940 that has an indexed portion and an actively managed portion. The indexed portion of the portfolio is invested in the 500 common stocks included in the S&P 500® Index to replicate, to the extent practicable, the weightings of such stocks in the S&P 500® Index with respect to that indexed portion of the portfolio’s total assets. Product 2 may be offered by the Licensee Affiliates listed below for the specific purposes identified therein

Product 3:

Mutual of America Mid-Cap Equity Index Fund and Portfolio

•

A portfolio of an investment company registered under the Investment Company Act of 1940 that invests primarily in the 400 common stocks included in the S&P MidCap 400® Index to replicate, to the extent practicable, the weightings of such stocks in the S&P MidCap 400® Index. Product 3 may be offered by the Licensee Affiliates listed below for the specific purposes identified therein.

Product 4:

Mutual of America Small Cap Equity Index Fund and Portfolio

•

A portfolio of an investment company registered under the Investment Company Act of 1940 that invests primarily in the 600 common stocks included in the S&P SmallCap 600® Index to replicate, to the extent practicable, the weightings of such stocks in the S&P SmallCap 600® Index. Product 4 may be offered by the Licensee Affiliates listed below for the specific purposes identified therein.

US9OS-014(I-IndexIP(Insurance)OS)Rev102016	Page 6 of 10

Order Schedule (Index IP – Insurance)

Products 1, 2 and 3 may be offered by the following Affiliates for the following specific purposes:

Mutual of America Investment Corporation, which offers Products 1, 2 and/or 3, is an open-end management investment company (mutual fund) issued by Licensee or its Affiliates that makes its funds available to:

•	insurance company separate accounts managed by Licensee or its Affiliates to fund individual and group variable annuity contracts issued by Licensee or its Affiliates; and

•	group retirement plans and retail investors (i.e., a retail mutual fund).

Mutual of America Variable Insurance Portfolios, Inc., which offers Products 1, 2 and/or 3, makes its funds available to insurance company separate accounts managed by Licensee or its Affiliates (including former affiliates) to fund individual variable annuity contracts and variable universal life insurance policies which contracts and policies are issued by Licensee or its Affiliates (including former affiliates).

Mutual of America Institutional Funds, Inc., which offers Products 1, 2 and/or 3, is a mutual fund issued by Licensee or its Affiliates that makes its funds available solely to institutions, endowments, charitable organizations, and similar entities.

Product 4 may be offered by the following Affiliates for the following specific purposes:

Mutual of America Investment Corporation

•	An open-end management investment company issued by Licensee or its Affiliates that makes its funds available to:

•	insurance company separate accounts managed by Licensee or its Affiliates to fund individual and group variable annuity products issued by Licensee or its Affiliates; and

•	group retirement plans and retail investors (i.e., a retail mutual fund).

Mutual of America Variable Insurance Portfolios, Inc.

•

An open-end management investment company issued by Licensee or its Affiliates that makes its funds available to insurance company separate accounts to fund individual variable annuity contracts and variable universal life insurance policies, which contracts and policies are issued by Licensee or its Affiliates.

All Products also may be included in individually managed portfolios offered and managed by Mutual of America Capital Management LLC.

US9OS-014(I-IndexIP(Insurance)OS)Rev102016	Page 7 of 10

Order Schedule (Index IP – Insurance)

EXHIBIT D

FEES

1.        License Fees. Licensee shall pay to S&P the following annual fees on a per Product basis: The greater of the applicable Minimum Fee OR the applicable Variable Fee as set forth below. To be clear: if the Variable Fee for a Product for any given year does not exceed the Minimum Fee, then Licensee shall owe no Variable Fee; if the Variable Fee for a Product for any given year exceeds the Minimum Fee, then Licensee shall pay the Variable Fee less any Minimum Fee already paid in such year.

For each of Product 1, Product 2 and Product 3:

Minimum Fee:

The Minimum Fee is equal to $10,000 per year. The Minimum Fee is due as of the Commencement Date and each one-year anniversary thereof, and payable within 30 days of the date of invoice from S&P. In addition, there shall be only one Minimum Fee payable with respect to Products 1 and 2.

Minimum Fee for Terminated Products:

In the event that a Product is terminated or no longer actively marketed after the Commencement Date (each a “Terminated Product”), then beginning the next subsequent Renewal Term following such termination, the Minimum Fee will be reduced to $0 (zero). Licensee shall advise S&P of such termination in accordance with Section 2 below.

Variable Fee:

The Variable Fee for the Initial Term is equal to one-and-one-half basis points (0.00015) multiplied by the average daily Account Value of the Product or the assets under management invested in the Product, as the case may be.

As of the Renewal Term on January 1, 2021 the Variable Fee will increase to two basis points (0.0002).

The Variable Fee is due quarterly in arrears, and payable within 30 days of the date of invoice from S&P.

“Account Value” equals the sum of all premiums paid, plus any accumulated interest, less withdrawals, less cost of insurance charges, less expense charges.

For Product 4:

Minimum Fee:

The Minimum Fee is equal to $15,000 per year. The Minimum Fee is due as of the Commencement Date and each one-year anniversary thereof, and payable within 30 days of the date of invoice from S&P.

Minimum Fee for Terminated Products:

In the event that a Product is terminated or no longer actively marketed after the Commencement Date (each a “Terminated Product”), then beginning the next subsequent Renewal Term following such termination, the Minimum Fee will be reduced to $0 (zero). Licensee shall advise S&P of such termination in accordance with Section 2 below.

Variable Fee:	The Variable Fee is equal to two basis points (0.0002) multiplied by average daily Account Value of the Product or the assets under management invested in the Product, as the case may be.

US9OS-014(I-IndexIP(Insurance)OS)Rev102016	Page 8 of 10

Order Schedule (Index IP – Insurance)

The Variable Fee is due quarterly in arrears, and payable within 30 days of the date of invoice from S&P.

“Account Value” equals the sum of all premiums paid, plus any accumulated interest, less withdrawals, less cost of insurance charges, less expense charges.

One Time Back Fee:	A one-time back fee will be due for the period of Product 3’s date of inception through the Commencement Date (July 2, 2018 – December 31, 2019) equal to US$22,500.

2.        Reporting. Licensee shall report to S&P the following details related to each Product within thirty (30) days of the issue date of such Product and quarterly in arrears thereafter: (i) Product name; (ii) average monthly Account Value of each Product or average daily assets under management invested in the Product, as the case may be; (iii) assets under management invested in each of the Products; (iv) to the extent available, the CUSIP, ISIN and SEDOL with respect to each Product; (iii) Product launch date(s); (iv) any new Products launched by Licensee hereunder; (v) any termination of a Product; and (vi) any other information S&P reasonably requires. Licensee shall submit all reports outlined in this Section to S&P in the same manner as Informational Materials as described in Section 6 of the Agreement and Section 10 hereof.

3.        Confidentiality. The parties agree that the fees set forth in this Exhibit D shall be considered “Confidential Information” for purposes of Section 12(C) of the Agreement.

4.        Fee Increases. S&P reserves the right to increase its fees under this Order Schedule effective on the anniversary of the Commencement Date by providing at least sixty (60) days advance written notice to Licensee prior to the expiration of the Term then in effect.

5.        Licensee Billing Contact:

Attn:	Joseph Gaffoglio

Tel:	(212) 224-1949

Email:	joseph.gaffoglio@mutualofamerica.com

Address:	320 Park Ave, 9th Fl, New York, NY 10022-6839

US9OS-014(I-IndexIP(Insurance)OS)Rev102016	Page 9 of 10

Order Schedule (Index IP – Insurance)

EXHIBIT E

Affiliates

Mutual of America Life Insurance Company

Mutual of America Institutional Funds, Inc.

Mutual of America Investment Corporation

Mutual of America Variable Insurance Portfolios, Inc.

Mutual of America Securities LLC

320 Park Analytics LLC

US9OS-014(I-IndexIP(Insurance)OS)Rev102016	Page 10 of 10

ORDER SCHEDULE NUMBER 2

INDEX IP (INSURANCE)

This Order Schedule 2 (“Order Schedule”) entered into as of the Commencement Date set forth below by and between S&P (as set forth herein) and Licensee (as set forth below), is issued pursuant to, and incorporates herein, the Master Index License Agreement by and between Mutual of America Capital Management LLC and S&P Opco, LLC (a subsidiary of S&P Dow Jones Indices LLC), a Delaware limited liability company (“S&P”), dated as of the Effective Date set forth below (“Agreement”). Terms used herein and not otherwise defined have the meanings ascribed to them in the Agreement.

Licensee:

Mutual of America Capital Management LLC on behalf of itself and its Affiliates (“Affiliates” as defined in Section 2B of the Agreement and listed on Exhibit E attached hereto and made a part hereof, hereinafter referred to together as “Licensee”)

Effective Date of the Agreement:	July 1, 2019	S&P Contract No. of the Agreement:

S&P Client Coverage Representative:	Skylar Roehl	S&P Account No.:

1.	Commencement Date:	January 1, 2020

2.	Billing Commencement Date (if different from Commencement Date):	As of Product inception date (i.e., launch date).

3.	Term (§3A of the Agreement):

(a)	Initial Term (from Commencement Date):	One (1) Year

(b)	Renewal Term (if not one (1) year):

4.	Index/Indices:	See description of the Index/Indices on the attached Exhibit A.

5.	Mark(s):	See description of the Mark(s) on the attached Exhibit A.

6.	Product(s):	See description of the Product(s) on the attached Exhibit B.

7.	Territory (list country/region/global):	United States

8.	Use and Restrictions on Use:	See Use and Restrictions on Use on the attached Exhibit C.

9.	License Fees:	See License Fees on the attached Exhibit D.

10.	Informational Materials (pursuant to §6 of the Agreement):	S&P Dow Jones Indices, LLC

55 Water Street, 44th Floor

New York, NY 10041

Contract No. 00984916.0 Mutual of America_IndexIP_OS2_20200423_CLN_DTR	Page 1 of 9

Order Schedule (Index IP – Insurance)

Attn: Skylar Roehl

	Fax (if less than 20 pages and legible after transmission):	212-438-3522

	Email (if less than 5 mb in attachment size):	skylar.roehl@spglobal.com

Where Informational Materials are not in the English language, Licensee shall also submit an accurate English translation of the same at time of submission. Where S&P’s approval pursuant to this Section 10 and Section 6 of the Agreement is with respect to the English translation provided by Licensee, Licensee shall make accurate corresponding changes to versions in other languages. Licensee shall submit to S&P the final version of the approved Informational Material in hard copy within ten (10) days following printing.

	Time frame for S&P response:	Forty-eight (48) hours (excluding Saturday, Sunday and New York Stock Exchange Holidays, and calendar holidays of the Trans-European Automated Real-Time Gross Settlement Express Transfer (TARGET)).

11.	Notices (in addition to §12(J) of the Agreement):

	Notice to Licensee:	Notice to S&P:

	Mutual of America Capital Management LLC	S&P Opco, LLC

	320 Park Avenue	c/o S&P Dow Jones Indices LLC

	New York, NY 10022-6839	55 Water Street, 44th Floor

New York, New York 10041

	Attention: Joseph Gaffoglio	Attention: Alan Grissom, Managing Director

12.	Electronic Agreement	Subject to the Opt Out provision in this Order Schedule, the parties agree that this Order Schedule may be executed and delivered in counterparts (including by electronic transmission), and that the electronic copy of this Order Schedule retained by S&P constitutes the “original”, complete and exclusive statement of this Order Schedule.

13.	Electronic Agreement “Opt Out”:	☐ Check here if a party executing this Order Schedule does not consent to the electronic copy of this Order Schedule serving as the “original” pursuant to Section 12 above and requires that the original Order Schedule be maintained in paper form. This section shall survive termination of the Order Schedule.

US9OS-014(I-IndexIP(Insurance)OS)Rev102016	Page 2 of 9

Order Schedule (Index IP – Insurance)

This Order Schedule, including the accompanying Exhibits, supersedes all previous Order Schedules between the parties with respect to its subject matter. Each of the undersigned acknowledges that he/she is authorized to execute this Order Schedule on behalf of Licensee and S&P, respectively. The signatures below are evidence of each party’s agreement to be bound by the terms and conditions of this Order Schedule and the Agreement, the terms and conditions of which are incorporated herein by reference as if set forth at length. Where Licensee is not a party to the Agreement, Licensee expressly acknowledges and agrees that, by entering into this Order Schedule, it shall be bound by and shall comply in all respects with the terms and conditions contained in the Agreement. In the event of any conflict between the terms of the Agreement and the terms of this Order Schedule, the terms of this Order Schedule shall prevail with respect to such conflicting terms.

MUTUAL OF AMERICA CAPITAL MANAGEMENT LLC		S&P OPCO, LLC

Signature:	/s/ Joseph Gaffoglio	Signature:	/s/ Jamie Farmer

Name:	Joseph Gaffoglio	Name:	Jamie Farmer
(Please print)

Title:	Chief Operating Officer	Title:	Chief Commercial Officer
(Please print)

Email:	joseph.gaffoglio@mutualofamerica.com	Date:	4/23/2020
	(Please print)		(Please print)

Date:	4/23/2020
(Please print)

US9OS-014(I-IndexIP(Insurance)OS)Rev102016	Page 3 of 9

Order Schedule (Index IP – Insurance)

EXHIBIT A

INDICES

MARKS

Unless expressly stated below, no license is granted to any sub-index including any GICS® level sub-indices such as sector, industry group, industry, or sub-industry indices.

Indices:

S&P 500 Catholic Values Index

Marks:

S&P®

S&P 500®

Third Party Licensor Trademarks (and respective Third Party Licensor(s)):

Standard & Poor’s Financial Services LLC

US9OS-014(I-IndexIP(Insurance)OS)Rev102016	Page 4 of 9

Order Schedule (Index IP – Insurance)

EXHIBIT C

USE AND RESTRICTIONS ON USE

1.        Sub-Advisory Services. Licensee shall not use the Index or Marks to perform any sub-advisory services for any third party under this Order Schedule without S&P’s prior written consent. If S&P provides such consent, then Licensee shall provide S&P with a list of such third parties along with any usage reports as required under Exhibit D attached hereto.

2.        Index Data. Licensee agrees and acknowledges that the provision of Index related data (e.g. index levels, index constituents, constituent weights, etc.) to Licensee will be contracted under and governed by the relevant S&P data license agreement (the “MSA”), which is separate from this Agreement and Order Schedule, and separate fees may be payable by Licensee to S&P or its affiliates under the MSA. S&P distributes Index data directly to its clients via FTP and via third party vendors. Certain third party vendors charge S&P to distribute Index data on their platform. Licensee acknowledges and agrees that such charges may be passed through to Licensee if S&P distributes Index data via such vendor at Licensee’s direction. Any such charges as of the Commencement Date are set forth in Exhibit D.

3.        Post-Termination Use of Printed Materials. Upon termination of this Order Schedule pursuant to Section 3A of Agreement and provided S&P’s agreement(s) with the applicable third party licensor(s) permits, Licensee may continue to utilize any previously printed Informational Materials which contain the Marks for a period of ninety (90) days following such termination. This paragraph shall survive termination of this Order Schedule.

4.        Affiliates. Licensee accepts the terms and conditions of this Agreement on behalf of all Affiliates listed on Exhibit E hereto and accepts full responsibility for performance by such Affiliate of obligations under this Agreement. Licensee shall cause each Affiliate exercising rights under this Agreement to comply with the terms and conditions of this Agreement. To be clear, any Product issued by an Affiliate hereunder shall be separately identified and reported pursuant to the terms of the Agreement and this Order Schedule.

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Order Schedule (Index IP – Insurance)

EXHIBIT B

DESCRIPTION OF THE LICENSEE PRODUCT(S)

The Product licensed is limited to the Fund listed below to be issued by Licensee and/or its Affiliates as more particularly set forth herein. Any Product other than the Fund identified in this Exhibit B shall be subject to the entry of a separate Order Schedule between S&P and Licensee and/or its Affiliates.

1) Mutual of America Catholic Values Index Fund (the “Fund”)

A portfolio of an investment company registered under the Investment Company Act of 1940 whose investment objective is to invest primarily in the common stocks included in the S&P 500® Catholic Values Index to replicate, to the extent practicable, the weightings of such stocks in the S&P 500® Catholic Values Index.

The following Affiliates may offer the Fund for the following specific purposes:

A) Mutual of America Investment Corporation may make the Fund available:

•	to insurance company separate accounts managed by Licensee or its Affiliates to fund individual and group variable annuity products issued by Licensee or its Affiliates; and

•	as a retail fund managed by Licensee or its Affiliates to group retirement plans and retail investors (i.e., a retail mutual fund).

B) Mutual of America Capital Management LLC may offer the Fund through individual portfolios managed by Licensee or its Affiliates.

Within ten (10) business days after the end of each calendar quarter, Licensee shall report to S&P the insurance company separate accounts and retail mutual funds through which the Fund is made available.

In no event may the Products be exchange-traded, electronically or otherwise.

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Order Schedule (Index IP – Insurance)

EXHIBIT D

FEES

1.        License Fees. Licensee shall pay to S&P the following annual fees for the Product:

The greater of the Minimum Fee OR the Variable Fee. To be clear: if the Variable Fee for the Product for any given year does not exceed the Minimum Fee, then Licensee shall owe no Variable Fee; if the Variable Fee for the Product for any given year exceeds the Minimum Fee, then Licensee shall pay the Variable Fee less any Minimum Fee already paid in such year.

Minimum Fee:

The Minimum Fee is equal to $15,000 per year. The Minimum Fee is due as of the Product’s inception date (i.e., launch date) and each one-year anniversary thereof, and payable within 30 days of the date of invoice from S&P.

Minimum Fee for Terminated Products:

If the Product is terminated or no longer actively marketed after the Commencement Date (each a “Terminated Product”), then beginning the next subsequent Renewal Term following such termination, the Minimum Fee will be reduced to $0 (zero). Licensee shall advise S&P of such termination in accordance with Section 2 below.

Variable Fee:

The Variable Fee is equal to five basis points (0.0005) multiplied by average daily Account Value of the Product or the assets under management invested in the Product, as the case may be.

The Variable Fee is due quarterly in arrears, and payable within 30 days of the date of invoice.

“Account Value” equals the sum of all premiums paid, plus any accumulated interest, less withdrawals, less cost of insurance charges, less expense charges.

2.        Reporting. Licensee shall report to S&P the following details related to the Product within thirty (30) days of the issue date of such Product and quarterly in arrears thereafter: (i) Product name; (ii) average monthly Account Value of the Product or average daily assets under management invested in the Product, as the case may be; (iii) assets under management invested in the Product, broken down by the various methods of distribution identified in Sections (1)(A) and (1)(B) of Exhibit B; (iv) to the extent available, the CUSIP, ISIN and SEDOL with respect to the Product and the various methods of distribution identified in Sections (1)(A) and (1)(B) of Exhibit B; (iv) Product inception date(s); (v) any termination of the Product; and (vi) any other information S&P reasonably requires. Licensee shall submit all reports outlined in this Section to S&P in the same manner as Informational Materials as described in Section 6 of the Agreement and Section 10 hereof.

3.        Confidentiality. The parties agree that the fees set forth in this Exhibit D shall be considered “Confidential Information” for purposes of Section 12(C) of the Agreement.

4.        Fee Increases. S&P reserves the right to increase its fees under this Order Schedule effective on the anniversary of the Commencement Date by providing at least sixty (60) days advance written notice to Licensee prior to the expiration of the Term then in effect.

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5.        Licensee Billing Contact:

Attn:	Joseph Gaffoglio

Tel:	(212) 224-1949

Email:	joseph.gaffoglio@mutualofamerica.com

Address:	320 Park Ave, 9th Fl, New York, NY 10022-6839

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Order Schedule (Index IP – Insurance)

EXHIBIT E

Affiliates

Mutual of America Life Insurance Company

Mutual of America Institutional Funds, Inc.

Mutual of America Investment Corporation

Mutual of America Variable Insurance Portfolios, Inc.

Mutual of America Securities LLC

320 Park Analytics LLC

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